Exhibit 99.4

Quarterly Sales Volume by Segment for 2015, 2014 & 2013

(Lbs. - In Thousands)	First Quarter 2015	Second Quarter 2015	Third Quarter 2015
PE Films	43,046	38,797	40,023
Flexible Packaging Films	19,657	17,816	22,495
Aluminum Extrusions	39,454	42,919	44,811

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014
PE Films	45,748	43,840	44,283	41,332
Flexible Packaging Films	16,875	16,889	17,270	21,030
Aluminum Extrusions	36,648	38,168	39,535	39,492

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013
PE Films	50,009	50,235	50,549	46,252
Flexible Packaging Films	17,624	18,550	19,331	17,913
Aluminum Extrusions	35,733	36,101	37,016	34,834